As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0854654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11911 Freedom Drive, Ste. 200

Reston, VA 20190

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christian Gates

Chief Financial Officer

11911 Freedom Drive, Ste. 200

Reston, VA 20190

(800) 775-0982

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Matlin, Esq.

David A. Bartz, Esq.

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 536-3900

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

dated April 25, 2025

PRELIMINARY PROSPECTUS

NEXTNAV INC.

Up to 22,927,380 Shares of Common Stock

Up to 7,800,000 Warrants to purchase 7,800,000 shares of Common Stock

The selling securityholders named in this prospectus (the “Selling Securityholders”) may use this prospectus to offer and resell from time to time up to (i) 22,927,380 shares of NextNav Inc. (“NextNav,” “we,” “us,” or the “Company”) common stock, par value $0.0001 per share (“Common Stock”), which are comprised of (a) 15,127,380 shares of our Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s 5.00% Senior Secured Convertible Notes due 2028 (the “Convertible Notes”) issued in a private placement that closed on March 27, 2025 (the “Private Placement”) pursuant to that certain Note Purchase Agreement, dated March 12, 2025 by and among the Company and certain purchasers named therein (the “Note Purchase Agreement”), and (b) 7,800,000 shares of our Common Stock (the “Warrant Shares” and, together with the Conversion Shares, the “Registered Shares”) issuable upon the exercise of the Registered Warrants (as defined below) and (ii) 7,800,000 warrants (the “Registered Warrants” and, together with the Registered Shares, the “Registered Securities”) to purchase shares of our Common Stock issued in the Private Placement pursuant to the Note Purchase Agreement. We are registering the offer and resale of the Registered Securities to satisfy the provisions of that certain Resale Registration Rights Agreement, dated March 27, 2025 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Registered Securities.

This prospectus provides you with a general description of the Registered Securities and the general manner in which the Selling Securityholders may offer or sell the Registered Securities. More specific terms of any Registered Securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Registered Securities being offered and the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus.

Our registration of the Registered Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell, as applicable, any of the Registered Securities. The Selling Securityholders may offer and sell the Registered Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section titled “Plan of Distribution.”

We are not offering or selling any shares of our Common Stock under this prospectus, and we will not receive any proceeds from the sale of the Registered Shares by the Selling Securityholders pursuant to this prospectus. We will, however, receive the net proceeds of any Registered Warrants exercised for cash. We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the Registered Securities pursuant to this prospectus.

Our shares of Common Stock and warrants to purchase shares of our Common Stock (the “warrants”) are listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “NN” and “NNAVW,” respectively. On April 21, 2025, the closing sale price of our Common Stock was $11.10 per share and the closing price of our warrants was $4.07 per warrant.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 9. You should carefully consider these risk factors, as well as other information contained in this prospectus, before making an investment decision. You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Securityholders identified in this prospectus under the section titled “Selling Securityholders,” from time to time, of up to an aggregate of 22,927,380 Registered Shares and 7,800,000 Registered Warrants. We are not offering or selling any of our securities under this prospectus. We will not receive any proceeds from the sale of the Registered Shares by such Selling Securityholders. We will, however, receive the net proceeds of any Registered Warrants exercised for cash.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described herein under the section titled “Where You Can Find More Information; Incorporation by Reference.”

Any prospectus supplement or post-effective amendment to the registration statement that we file may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor the Selling Securityholders take any responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus (including the documents incorporated by reference herein) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “future,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus may include, for example, statements about:

  expectations related to the successful resolution of our petition before the Federal Communications Commission (“FCC”) to modify our Lower 900 MHz licenses;
  expectations regarding our strategies and future financial performance, including our future business plans or objectives, expected functionality of our geolocation services, anticipated timing and level of deployment of our services, anticipated demand and acceptance of our services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance our research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenue, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;
  our ability to recognize the anticipated benefits of recent asset purchases, and any subsequent asset purchases, mergers, acquisitions, or other similar transactions, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;
  factors relating to our future operations, projected capital resources and financial position, estimated revenue and losses, projected costs and capital expenditures, prospects and plans, including the potential increase in customers, the expansion of our services in Japan through MetCom Inc., and expectations about other international markets;
  projections of market growth and size, including the level of market acceptance for our services;
  our ability to adequately protect key intellectual property rights or proprietary technology;
  our ability to evolve our technology to be compatible with 5G NR, and realize the technical benefits of such proposed evolution;
  our ability to maintain our Location and Monitoring Service (“LMS”) licenses and obtain additional LMS licenses as necessary;
  our ability to maintain adequate operational financial resources or raise additional capital or generate sufficient cash flows, including the adequacy of our financial resources to meet our operational and working capital requirements;
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  our ability to meet longer-term expected future cash requirements and obligations;
  our ability to develop and maintain effective internal controls;
  our success in recruiting and/or retaining officers, key employees or directors;
  expansion plans and opportunities;
  costs related to being a public company;
  our ability to maintain the listing of our securities on Nasdaq;
  macroeconomic factors and their effects on our operations;
  the outcome of any known and unknown litigation and regulatory proceedings, as well as assumptions related to the foregoing; and
  other factors detailed herein, including those incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

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MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including our products and services relative to our competitors, are based on estimates by our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information based on research, industry and general publications, including surveys and studies conducted by third parties. Industry publications, surveys and studies generally state that they have been obtained from sources believed to be reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified all data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to us being a leader in a market or product category refers to our belief that we have a leading market share, expertise or thought leadership position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding our various markets is based on how we define the markets for our products or services, which products or services may be either part of larger overall markets or markets that include other types of products and services. Assumptions and estimates regarding our current and future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus may contain some trademarks, service marks and trade names of the Company or of third parties. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision regarding our securities, you should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus and the information incorporated herein by reference and any applicable prospectus supplement.

Our Business

We are the market leader in delivering resilient, next generation, complementary positioning, navigation and timing (“PNT”) solutions designed to overcome the limitations and vulnerabilities of the existing space-based Global Positioning System (“GPS”) and Global Navigation Satellite Systems. We are evolving our complementary PNT solutions to use 5G New Radio (“5G NR”) technologies (“NextGen”), in conjunction with our Petition for Rulemaking filed with the FCC, to update and reconfigure the Lower 900MHz band and our spectrum licenses. We expect the evolution of our platform to NextGen will significantly improve the efficiency, flexibility, and scale of our operations, technically enabling the delivery of high-quality PNT based on a 5G broadband network. Our NextGen solution is being designed to allow one or more partners to integrate our Lower 900 MHz spectrum into their 5G networks. We expect that this will result in wide-scale availability of both complementary PNT services and additional broadband capacity.

Our complementary PNT solutions are built on a deep asset base, including valuable FCC licenses. Our licenses include a contiguous 8 MHz block of 900 MHz M-LMS spectrum covering over 90% of the U.S. population, and on March 7, 2024, we signed an agreement, subject to appropriate regulatory approvals, to acquire an additional 4 MHz of M-LMS licenses covering part of the U.S. population. On April 16, 2024, we petitioned the FCC to commence a rule making to reconfigure and update the rules governing the Lower 900 MHz band plan to allow us to utilize a 15 MHz nationwide configuration for both PNT and 5G broadband (“Petition”). The Petition is subject to an ongoing FCC regulatory review process. We believe that modernizing the Lower 900 MHz band will simultaneously enable a high-quality terrestrial PNT network to complement and back up GPS, address a critical national security vulnerability, and add 5G broadband capacity. We have been granted more than 145 patents related to our systems and services, and standardized certain of our technologies with the 3rd Generation Partnership Project (3GPP), a global telecommunications standards-setting body.

The impact of GPS on the U.S. economy was nearly $1.4 trillion in the aggregate between 1984 and 2017, according to data from a National Institute of Standards and Technology -sponsored study conducted by RTI International, and the European Commission estimated the annual impact on the economy of the European Union in its 2018 budget process as EUR1.2 trillion. The usage of GPS services is also rapidly expanding, with its presence in devices in the U.S. increasing from 600 million devices to 900 million devices between 2015 and 2019, according to information presented to the National Space-Based PNT Advisory Board by the National Coordination Office for Space-Based PNT. PNT resiliency is a priority of the U.S. Federal Government and is rising in priority in the European Union, non-European Union countries in Eastern Europe and in other parts of the world due to both the demonstrated vulnerability and lack of local control of space-based signals and systems. Critical infrastructure, including communications networks and power grids, require a reliable GPS signal for accurate timing. A failure of GPS could be catastrophic, and there is no comprehensive, terrestrial backup that is widely deployed today. The Department of Homeland Security has also classified the PNT vulnerabilities from GPS as cyber security threats, and the U.S. Department of Transportation (“DoT”) has also outlined a Complementary PNT Action Plan, among other key federal initiatives. Higher performance and availability will continue to expand the reach and value of PNT solutions, while terrestrial resilience is essential to protect the vast economic activity that is reliant on GPS.

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Simultaneously, demand for wireless data services continues to grow. The backbone of wireless data services, electromagnetic spectrum, is a finite resource. Our spectrum licenses, which lie in the Lower 900 MHz band, are referred to as “low-band spectrum.” There is a finite amount of low-band spectrum available, and low-band spectrum has favorable coverage characteristics compared to higher frequencies, including the ability to provide services indoors and over greater distances. These characteristics result in its ability to be used for coverage and to be deployed more economically, with higher-frequency spectrum often used to provide additional capacity in targeted locations. The transition to 5G NR for our PNT services will provide a technical capability to support broadband data services, which, subject to appropriate regulatory approvals, may allow the spectrum to be utilized to help meet the continued, growing demand for wireless data capacity.

As we evolve our technology platform to NextGen and pursue regulatory changes to the Lower 900 MHz band and our spectrum licenses, we continue to deliver high-quality PNT services through our Pinnacle and TerraPoiNT solutions. Our Pinnacle solution, launched in partnership with AT&T Services, Inc. as part of its FirstNet® initiative, can provide accurate altitude service to any device with a barometric pressure sensor and covers over 90% of commercial structures over three stories in the U.S. Our Pinnacle system is primarily used for public safety applications, including enhanced 911 for Verizon Communications, Inc., and a growing number of devices operating on the remaining national cellular network providers.

Our TerraPoiNT system is a terrestrially based dedicated, complementary PNT network designed to overcome the limitations inherent in the space-based nature of GPS. GPS is a faint, unencrypted signal, which is often unavailable indoors, distorted in urban areas, and vulnerable to both jamming and spoofing. TerraPoiNT overcomes these limitations through a network of wide-area location transmitters that broadcast a PNT signal on our licensed Lower 900 MHz M-LMS spectrum. Unlike GPS, the TerraPoiNT signal can be reliably received indoors and in urban areas, is difficult to jam or spoof compared to GPS, and can support signal authentication (e.g., encryption). Further, the TerraPoiNT signal can embed Pinnacle information to provide a full three-dimensional PNT solution. TerraPoiNT received the highest scores in testing by the DoT reported in 2021 regarding potential PNT backup solutions, in each category tested, and was the only solution evaluated capable of providing the full set of services provided by GPS. Continuing our engagement with the DoT, in 2024 we were awarded a contract to establish performance characteristics for TerraPoiNT to allow DoT to incorporate our solutions into a clearinghouse of solutions defined in the DoT Complementary PNT Action Plan, for potential use by Federal government customers.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts “emerging growth companies,” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “ Securities Act”), from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an emerging growth company (for the period described in the immediately succeeding paragraph) and will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

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We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission (the “SEC”) or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure requirements as those that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Company History and Corporate Information

We were incorporated under the laws of the State of Delaware in May 2021 under the name “Spartacus Acquisition Shelf Corp.” by Spartacus Acquisition Corporation, a Delaware special purpose acquisition company (“Spartacus”), for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combinations with one or more businesses or assets. On October 28, 2021, in connection with the closing of a business combination pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2021, by and among us, Spartacus, NextNav Holdings, LLC, a Delaware limited liability company (“Holdings”) and the other parties thereto (the “Business Combination”), we changed our name to “NextNav Inc.”

Our principal executive office is located at 11911 Freedom Drive, Ste. 200, Reston, VA 20190. Our telephone number is (800) 775-0982, and our website address is www.nextnav.com. Information contained on, or accessible through, our website is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Our operating subsidiary, NextNav, LLC (a wholly owned subsidiary of Holdings), was formed in October 2007 under the laws of the State of Delaware. In connection with the Business Combination, the various operating subsidiaries of Holdings became our wholly owned subsidiaries.

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THE OFFERING
Issuer	NextNav Inc.
Registered Shares to be offered by the Selling Securityholders	Up to 22,927,380 shares of Common Stock, comprised of (i) 15,127,380 Conversion Shares and (ii) 7,800,000 Warrant Shares.
Registered Warrants being offered by the Selling Securityholders	Up to 7,800,000 warrants.
Offering price

The Selling Securityholders may offer, sell or distribute all or a portion of the Registered Securities either through public or private transactions at prevailing market rates or at negotiated prices. See the section titled “Plan of Distribution.”

Common Stock outstanding before this offering	132,143,691 shares of Common Stock, excluding the Registered Shares (as of March 25, 2025).
Warrants outstanding before this offering	29,662,881 warrants, excluding the Registered Warrants (as of March 25, 2025).
Common Stock outstanding after this offering	155,071,071 shares of Common Stock (assumes the issuance of the Registered Shares and exercise of all Registered Warrants).
Terms of offering	The Selling Securityholders will determine when and how they sell their respective Registered Securities offered in this prospectus. See the section titled “Plan of Distribution.”
Use of proceeds

We will not receive any proceeds from the sale of the Registered Securities by the Selling Securityholders. We will, however, receive the net proceeds of any Registered Warrants exercised for cash. We have agreed to bear the expenses relating to the registration of the Registered Securities. See the section titled “Use of Proceeds.”

Risk factors

You should read the section titled “Risk Factors” and the other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities, including the Registered Securities.

Nasdaq trading symbol — Common Stock	“NN”
Nasdaq trading symbol —warrants	“NNAVW”

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RISK FACTOR

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed below and incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before you decide whether to invest in our securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

The Selling Securityholders may choose to sell the Registered Shares at prices below the current market price.

The Selling Securityholders are not restricted as to the prices at which they may sell or otherwise dispose of the Registered Shares covered by this prospectus. Sales or other dispositions of the Registered Shares below the then-current market price could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering and upon the SEC declaring this Registration Statement on Form S-3 (this “Form S-3”) effective, which may significantly depress the market price of our Common Stock.

The Registered Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act upon the SEC declaring this Form S-3 effective, except that any Registered Shares purchased by our “affiliates” may generally only be resold in compliance with Rule 144 under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering and upon the SEC declaring this Form S-3 effective.

 If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. Sales of a substantial number of Registered Shares in the public market following the completion of this offering, or the perception that such sales might occur, could depress the market price of our Common Stock and could impair our ability in the future to raise capital through the sale of our additional equity securities.

You may experience future dilution as a result of the issuance of the Registered Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Registered Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares of our Common Stock or other securities in any other offering at a price per share of our Common Stock that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into or exercisable for Common Stock in future transactions may be higher or lower than the prices per share for previous issuances of Common Stock or securities convertible into or exercisable for Common Stock paid by certain investors. In addition, the issuance of the Registered Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of such shares for sale will have on the market price of our Common Stock.

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USE OF PROCEEDS

This prospectus relates to the resale, from time to time, by the Selling Securityholders of up to 22,927,380 Registered Shares and 7,800,000 Registered Warrants. All of the Registered Securities registered pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The proceeds from any disposition of the Registered Securities will be received by the Selling Securityholders; we will not receive any of the proceeds from these sales.

We will only receive the net proceeds of any Registered Warrants exercised for cash. We expect to use the net proceeds from the exercise of the Registered Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Registered Warrants. There is no assurance that the holders of the Registered Warrants will elect to exercise any or all of such Registered Warrants.

THE SELLING SECURITYHOLDERS

We are registering the Registered Securities pursuant to the terms of the Registration Rights Agreement in order to permit the Selling Securityholders to offer the Registered Securities for resale from time to time pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Registered Securities other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Common Stock and warrants beneficially owned, the aggregate number of Registered Securities that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock and warrants beneficially owned by the Selling Securityholders after the sale of the Registered Securities offered hereby. The percentage ownership is based on (i) 132,358,441 shares of Common Stock outstanding as of April 15, 2025 and (ii) 7,800,000 Registered Warrants outstanding as of April 15, 2025. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Pursuant to Rule 416 under the Securities Act, the Common Stock described in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Convertible Notes or exercise of the Registered Warrants, or with respect to Conversion Shares or Warrant Shares, in each case, by reason of any stock split, stock dividend or similar transaction involving the Common Stock.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Registered Securities. The Selling Securityholders may have sold, transferred or otherwise disposed of some or all of their Registered Securities since the date on which such information was furnished. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Registered Securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the following table, we have assumed that the Selling Securityholders will have sold all of the Registered Securities upon the completion of the offering.

Selling Securityholders information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Registered Securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Registered Securities registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such Registered Securities in this offering. See the section titled “Plan of Distribution.”

All expenses incurred with respect to the registration of the Registered Securities will be borne by us, but we will not be obligated to pay underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal and incidental expenses incurred by the Selling Securityholders in connection with the sale of such Registered Securities.

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Except for as described below, none of the Selling Securityholders, nor any of their respective associates or affiliates, has held any position, office, or other material relationship with us in the past three years.

	Securities Beneficially Owned Prior to this Offering(1)		Securities Registered in this Offering		Securities Beneficially Owned After this Offering
Selling Securityholder	Common Stock(2)	Registered Warrants(3)	Common Stock(2)	Registered Warrants(3)	Common Stock(2)	%(2)	Registered Warrants(3)%
Capital Ventures International(4)	6,054,279	-	1,114,649	-	4,939,630	3.7%	-	-
CCUR Holdings, Inc.(5)	290,944	-	59,713	-	231,231	*	-	-
CF NNAV-CNV LLC(6)	3,980,891	-	3,980,891	-	-	-	-	-
CF NNAV-P LLC(7)	6,400,000	3,900,000	3,900,000	3,900,000	2,500,000	1.8%	-	-
CF Special Situation Fund I LP(8)	4,025,850	-	746,417	-	3,279,433	2.5%	-	-
Focus Roq Holdings 2, LLC(9)	1,139,089	741,000	1,139,089	741,000	-	-	-	-
JKJ Special Situations Fund, LP(10)	346,806	-	95,541	-	251,265	*	-	-
Kotzubei-Beckmann Trust(11)	79,617	-	79,617	-	-	-	-	-
Scott Mather(12)	159,235	-	159,235	-	-	-	-	-
MCC Coyote LLC(13)	1,576,178	780,000	1,576,178	780,000	-	-	-	-
MCC Steer LLC(14)	5,165,624	2,379,000	5,165,624	2,379,000	-	-	-	-
Pandora Select Partners, LP(15)	652,286	-	117,834	-	534,452	*	-	-
Persian Road I LP(16)	501,592	-	501,592	-	-	-	-	-
Symbolic Logic, Inc.(17)	59,713	-	59,713	-	-	-	-	-
Tiber Ventures Inc.(18)	159,235	-	159,235	-	-	-	-	-
Whitebox GT Fund, LP(19)	685,964	-	151,512	-	534,452	*	-	-
Whitebox Multi-Strategy Partners, LP(20)	5,489,385	-	1,212,261	-	4,277,124	3.1%	-	-
Whitebox Relative Value Partners, LP(21)	3,430,657	-	757,643	-	2,673,014	2.0%	-	-
Whitefort Capital Master Fund, LP(22)	1,639,620	-	1,592,356	-	47,264	*	-	-
WOCAP II, LP(23)	2,527,438	-	358,280	-	2,169,158	1.6%	-	-
Total Shares	44,364,403	7,800,000	22,927,380	7,800,000	21,437,023		-

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*	Denotes less than one percent of class.
(1)	Includes Registered Securities.
(2)	In determining the number and percentage of shares of Common Stock deemed beneficially owned by each Selling Securityholder, (i) shares of Common Stock that may be acquired by such Selling Securityholder pursuant to options and warrants exercisable within 60 days after April 15, 2025 and (ii) the Registered Shares (regardless of the number of Registered Warrants, if applicable, that are exercisable within 60 days after April 15, 2025) are deemed outstanding for purposes of determining the total number of outstanding shares of Common Stock for such Selling Securityholder and are not deemed outstanding for such purpose for all other Selling Securityholders.
(3)	The ability to exercise the Registered Warrants held by the Selling Securityholders is subject to a beneficial ownership limitation of 4.9% of our Common Stock, except with respect to Selling Securityholders who owned more than 4.9% of our Common Stock as of immediately prior to the closing of the transactions contemplated by the Note Purchase Agreement or Selling Securityholders who subsequently elect to terminate such 4.9% limitation, in which case the beneficial ownership limitation is 19.9%. Selling Securityholders may terminate such 4.9% beneficial ownership limitation, provided that such termination shall not be effective until 61 days after such notice is delivered to the Company. Beneficial ownership as reflected in the table above reflects the total number of shares of Common Stock potentially issuable underlying the Registered Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder may be different than as reflected in the table.
(4)	Represents (i) 4,939,630 shares of Common Stock held by Capital Ventures International (“CVI”) and (ii) 1,114,649 Conversion Shares. Susquehanna Advisors Group, Inc. (“SAGI”), the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Michael Ferry may also be deemed to have investment discretion and/or voting power of the shares through SAGI and may be deemed to beneficially own the shares held by this entity. Mr. Ferry disclaims any such beneficial ownership of the shares. The selling securityholder’s principal address is c/o Susquehanna Advisors Group, Inc., 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004. The selling securityholder is an affiliate of one or more broker-dealers and has represented to the Company that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(5)	Represents (i) 231,231 shares of Common Stock held by CCUR Holdings, Inc. (“CCUR”) and (ii) 59,713 Conversion Shares. Igor Volshteyn, as Chief Executive Officer of CCUR, may be deemed to have voting and dispositive power over the securities held by CCUR. The selling securityholder’s principal address is 3800 North Lamar Blvd, Suite 200, Austin, TX 78756.
(6)	Represents 3,980,891 Conversion Shares held directly by CF NNAV-CNV LLC (“CF NNAV-CNV”). FCOF V UL Investments LLC, a Delaware limited liability company (“FCOF V UL”), is the majority member of CF NNAV-CNV. Fortress Credit Opportunities Fund V(A) L.P., a Cayman limited partnership (“FCOF V(A)”), FCOF V B Investments LLC, a Delaware limited liability company, FCOF V CDG Investments LLC, a Delaware limited liability company, and Fortress Credit Opportunities Fund V(E) L.P., a Delaware limited partnership (“FCOF V(E)”) collectively hold a 100% interest in FCOF V UL. FCO Fund V GP LLC, a Delaware limited liability company (“FCO Fund V GP”) is the general partner of FCOF V(A), Fortress Credit Opportunities Fund V(B) L.P., a Cayman limited partnership (“FCOF V(B)”), Fortress Credit Opportunities Fund V(C) L.P., a Cayman limited partnership (“FCOF V(C)”), Fortress Credit Opportunities Fund V(D) L.P., a Cayman limited partnership (“FCOF V(D)”), FCOF V(E) and Fortress Credit Opportunities Fund V(G) L.P., a Cayman limited partnership (“FCOF V(G)”). Fortress Credit Opportunities V Advisors LLC, a Delaware limited liability company (“FCO V Advisors”), is the investment advisor of FCOF V(A), FCOF V(B), FCOF V(D), FCOF V(E) and FCOF V(G). Fortress Credit Opportunities V-C Advisors LLC, a Delaware limited liability company (“FCO V-C Advisors”) is the investment advisor of FCOF V(C). FIG LLC, a Delaware limited liability company (“FIG”) holds all of the interests in FCO V Advisors and FCO V-C Advisors. Hybrid GP Holdings (Cayman) LLC, a Delaware limited liability company (“Hybrid GP Holdings (Cayman)”) holds all of the interests in FCO Fund V GP. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid GP Holdings”) holds all of the interests in Hybrid GP Holdings (Cayman). Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the managing member of Hybrid GP Holdings, and the owner of all of the issued and outstanding interests of FIG. FIG Blue LLC, a Delaware limited liability company (“FIG Blue”), is the general partner of FOE I. FIG Blue is wholly owned by Fortress Investment Group LLC, a Delaware limited liability company (“Fortress Investment Group ”), which is a greater than 5% holder of our Common Stock and owned more than 4.9% of our Common Stock as of immediately prior to the closing of the transactions contemplated by the Note Purchase Agreement and therefore is not subject to the beneficial ownership limitation of 4.9%. FINCO I Intermediate Holdco LLC, a Delaware limited liability company (“FINCO I IH”), is the sole member of Fortress Investment Group. FINCO I LLC, a Delaware limited liability company (“FINCO I LLC”), is the sole member of FINCO I IH. FIG Parent, LLC, a Delaware limited liability company (“FIG Parent”), is the sole member of FINCO I LLC. Foundation Holdco LP, a Delaware limited partnership (“Foundation Holdco”), is the sole member of FIG Parent. FIG Buyer GP, LLC, a Delaware limited liability company (“FIG Buyer”) is the general partner of Foundation Holdco. As the Co-Chief Investment Officers, each of Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the Conversion Shares held by CF NNAV-CNV, but each of them disclaims beneficial ownership thereof.
(7)	Represents (i) 2,500,000 shares of Common Stock held by CF NNAV-P LLC (“CF NNAV-P”) and (ii) 3,900,000 Warrant Shares that may be acquired pursuant to the exercise of 3,900,000 Registered Warrants held by CF NNAV-P. FCOF V UB Investments L.P., a Cayman Islands limited partnership (“FCOF V UB Investments”), is the majority member of CF NNAV-P. FCOF V(A), FCOF V(B), FCOF V(C), FCOF V(D), FCOF V(E) and FCOF V(G), collectively hold a 100% interest in FCOF V UB Investments. FCO Fund V GP is the general partner of FCOF V(A), FCOF V(B), FCOF V(C), FCOF V(D), FCOF V(E) and FCOF V(G). FCO V Advisors is the investment advisor of FCOF V(A), FCOF V(B), FCOF V(D), FCOF V(E) and FCOF V(G). FCO V-C Advisors is the investment advisor of FCOF V(C). FIG holds all of the interests in FCO V Advisors and FCO V-C Advisors. Hybrid GP Holdings (Cayman) holds all of the interests in FCO Fund V GP. Hybrid GP Holdings holds all of the interests in Hybrid GP Holdings (Cayman). FOE I is the managing member of Hybrid GP Holdings, and the owner of all of the issued and outstanding interests of FIG. FIG Blue is the general partner of FOE I. FIG Blue is wholly owned by Fortress Investment Group, which is a greater than 5% holder of our Common Stock and owned more than 4.9% of our Common Stock as of immediately prior to the closing of the transactions contemplated by the Note Purchase Agreement and therefore is not subject to the beneficial ownership limitation of 4.9%. FINCO I IH is the sole member of Fortress Investment Group. FINCO I LLC is the sole member of FINCO I IH. FIG Parent is the sole member of FINCO I LLC. Foundation Holdco is the sole member of FIG Parent. FIG Buyer is the general partner of Foundation Holdco. As the Co-Chief Investment Officers, each of Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the Common Stock, Registered Warrants and Warrant Shares held by CF NNAV-P, but each of them disclaims beneficial ownership thereof.
(8)	Represents (i) 3,019,433 shares of Common Stock (including (a) 338,297 shares of Common Stock that may be acquired pursuant to the exercise of warrants and (b) 260,000 shares of Common Stock that may be acquired pursuant to the exercise of options) held by CF Special Situation Fund I LP (“CF I”) and (ii) 746,417 Conversion Shares. Robert Clutterbuck may be deemed to have voting and dispositive power over the securities held by CF I. The selling securityholder’s principal address is 50 Public Square, Suite 4100, Cleveland, OH 44113.

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(9)	Represents (i) 398,089 Conversion Shares and (ii) 741,000 Warrant Shares that may be acquired pursuant to the exercise of 741,000 Registered Warrants held by Focus Roq Holdings 2, LLC (“Focus”). Joshua Lobel may be deemed to have voting and dispositive power over the securities held by Focus. The selling securityholder’s principal address is 3889 Maple Avenue, Suite 600, Dallas, TX 75219.
(10)	Represents (i) 251,265 shares of Common Stock (including 35,000 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by JKJ Special Situations Fund, LP (“JKJ”) and (ii) 95,541 Conversion Shares. Kurt Gerhard Lageschulte may be deemed to have voting and dispositive power over the securities held by JKJ. The selling securityholder’s principal address is 157 Columbus Ave, 5th Floor, New York, NY 10023.
(11)	Represents 79,617 Conversion Shares. Jacob Kotzubei may be deemed to have voting and dispositive power over the securities held by the Kotzubei-Beckmann Trust. The selling securityholder’s principal address is 2691 Wallingford Drive, Beverly Hills, CA 90210.
(12)	Represents 159,235 Conversion Shares. The selling securityholder’s principal address is 1 Dalton Street, Unit 5501, Boston, MA 02115.
(13)	Represents (i) 796,178 Conversion Shares and (ii) 780,000 Warrant Shares that may be acquired pursuant to the exercise of 780,000 Registered Warrants. Joshua Lobel may be deemed to have voting and dispositive power over the securities held by MCC Coyote LLC. The selling securityholder’s principal address is 3889 Maple Avenue, Suite 600, Dallas, TX 75219.
(14)	Represents (i) 2,786,624 Conversion Shares and (ii) 2,379,000 Warrant Shares that may be acquired pursuant to the exercise of 2,379,000 Registered Warrants. Joshua Lobel may be deemed to have voting and dispositive power over the securities held by MCC Steer LLC. The selling securityholder’s principal address is 3889 Maple Avenue, Suite 600, Dallas, TX 75219.
(15)	Represents (i) 534,452 shares of Common Stock (including 532,032 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by Pandora Select Partner, LP (“Pandora”) and (ii) 117,834 Conversion Shares. Whitebox Advisors LLC (“WBA”) is the investment manager of Pandora and has voting and disposition control over the securities beneficially owned by Pandora. WBA is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities except to the extent of such individual or entity’s pecuniary interest therein, if any. The business address for Pandora is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.
(16)	Represents 501,592 Conversion Shares. Neil Subin, who currently (i) serves as a director of the Company and (ii) controls MILFAM entities, a greater than 5% holder of our Common Stock, may be deemed to have voting and dispositive power over the securities held by Persian Road I LP. The selling securityholder’s principal address is c/o MILFAM LLC, 2336 SE Ocean Blvd, 400, Stuart, FL 34996.
(17)	Represents 59,713 Conversion Shares. Igor Volshteyn, as Chief Executive Officer of Symbolic Logic, Inc. (“Symbolic”), may be deemed to have voting and dispositive power over the securities held by Symbolic. The selling securityholder’s principal address is 3800 North Lamar Blvd, Suite 200, Austin, TX 78756.
(18)	Represents 159,235 Conversion Shares. Igor Volshteyn, as Chief Executive Officer of Tiber Ventures Inc. (“Tiber”), may be deemed to have voting and dispositive power over the securities held by Tiber. The selling securityholder’s principal address is 68 Harrison Avenue, Suite 605, PMB 73480, Boston, MA 02111-1929.
(19)	Represents (i) 534,452 shares of Common Stock (including 532,032 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by Whitebox GT Fund, LP (“Whitebox GT”) and (ii) 151,512 Conversion Shares. WBA is the investment manager of Whitebox GT and has voting and disposition control over the securities beneficially owned by Whitebox GT. WBA is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities except to the extent of such individual or entity’s pecuniary interest therein, if any. The business address for Whitebox GT is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.
(20)	Represents (i) 4,277,124 shares of Common Stock (including 4,257,764 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by Whitebox Multi-Strategy Partners, LP (“Whitebox Multi-Strategy”) and (ii) 1,212,261 Conversion Shares. WBA is the investment manager of Whitebox Multi-Strategy and has voting and disposition control over the securities beneficially owned by Whitebox Multi-Strategy. WBA is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities except to the extent of such individual or entity’s pecuniary interest therein, if any. The business address for Whitebox Multi-Strategy is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.
(21)	Represents (i) 2,673,014 shares of Common Stock (including 2,660,915 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by Whitebox Relative Value Partners, LP (“Whitebox Relative Value”) and (ii) 757,643 Conversion Shares. WBA is the investment manager of Whitebox Relative Value and has voting and disposition control over the securities beneficially owned by Whitebox Relative Value. WBA is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos, and Blue Owl GP Stakes II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities except to the extent of such individual or entity’s pecuniary interest therein, if any. The business address for Whitebox Relative Value is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.
(22)	Represents (i) 47,264 shares of Common Stock that may be acquired pursuant to the exercise of warrants and (ii) 1,592,356 Conversion Shares. Joseph Kaplan and David Salanic may be deemed to have voting and dispositive power over the securities held by Whitefort Capital Master Fund, LP. The selling securityholder’s principal address is c/o Whitefort Capital Management, LP, 12 E. 49th Street, 40th Floor, New York, NY 10017.
(23)	Represents (i) 2,169,158 shares of Common Stock (including 897,791 shares of Common Stock that may be acquired pursuant to the exercise of warrants) held by WOCAP II, LP (“WOCAP”) and (ii) 358,280 Conversion Shares. Timothy M. Presutti may be deemed to have voting and dispositive power over the securities held by WOCAP. The selling securityholder’s principal address is 200 Railroad Ave, Ground FL, Greenwich, CT 06830.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of April 15, 2025, there were approximately 132,358,441 shares of our Common Stock outstanding and no shares of preferred stock outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation (“charter”) and our bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of Common Stock are entitled to receive dividends and other distributions (payable in cash, property or our capital stock) when, as and if declared thereon by our board of directors (our “Board”) from time to time out of any assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Voting Rights

Except as otherwise required by law or our charter (including any preferred stock designation), (i) the holders of Common Stock possess all voting power with respect to the Company and (ii) each outstanding share of Common Stock entitles the holder to one vote on any matter properly submitted to the stockholders.

Preemptive Rights

Holders of outstanding shares of our Common Stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or Redemption Rights

Our Common Stock is neither convertible nor redeemable.

Liquidation Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock upon our liquidation, the holders of our Common Stock are entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of our Common Stock held by each stockholder.

Preferred Stock

Our Board may, without further action by our stockholders, from time to time, direct the issuance of up to 100,000,000 shares of preferred stock in one or more series and may, at the time of issuance, fix the voting powers, if any, and determine the designations, powers, preferences, and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. Accordingly, our Board, without stockholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock, may adversely affect the voting and other rights of the holders of our Common Stock, and could have the effect of delaying, deferring or preventing a change of control of us or other corporate action.

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Warrants

Registered Warrants

On March 12, 2025, we entered into the Note Purchase Agreement pursuant to which we, among other things, agreed to sell to the purchasers in a private placement the Registered Warrants. We subsequently issued 7,800,000 of the Registered Warrants on March 27, 2025. The Registered Warrants have exercise prices ranging from $12.56 to $20.00 per share as follows: (i) 2,900,000 Registered Warrants have an exercise price of $12.56, (ii) 1,900,000 Registered Warrants have an exercise price of $17.00 per share and (iii) 3,000,000 Registered Warrants have an exercise price of $20.00 per share.

Fifty percent (50%) of the Registered Warrants are exercisable from March 27, 2025 until December 31, 2028 and the remaining fifty percent (50%) become exercisable from March 27, 2026 until December 31, 2028. In the event that any Registered Warrants have not been exercised in full as of the last trading day before expiration and, if and only if the exercise price of the Registered Warrants is less than the last reported sale price as of such date, the Registered Warrants shall be deemed to be automatically exercised in full by the holder as of such last trading day on a cashless basis.

 Exercise of the Registered Warrants is subject to a beneficial ownership limitation of 4.9% of our Common Stock, except with respect to holders who owned more than 4.9% of our Common Stock as of immediately prior to March 27, 2025, or holders who subsequently elect to terminate such 4.9% limitation, in which case the beneficial ownership limitation is 19.9%. Holders may terminate such 4.9% beneficial ownership limitation, provided that any such termination shall not be effective until 61 days after such notice is delivered to us.

Holders may exercise their Registered Warrants, in whole or in part, at any time or times on or after March 27, 2025 and on or before December 31, 2028 in accordance with the procedures set forth in the Registered Warrants. If we fail to cause our transfer agent to transmit to the holder the Warrant Shares due upon exercise, and if such holder is thereafter required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of our Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of our Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that we were required to deliver, but did not timely deliver, to the holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Registered Warrants and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the Warrant Shares that would have been issued had we timely complied with such exercise and delivery obligations.

If we effect a stock dividend, subdivide outstanding shares of our Common Stock into a larger number of shares, combine (by way of reverse stock split) outstanding shares of our Common Stock into a smaller number of shares, or issue by reclassification of shares of our Common Stock any shares of our capital stock, then, in each case, the applicable exercise price for the Registered Warrants shall be multiplied by a fraction of which (x) the numerator shall be the number of shares of our Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which (y) the denominator shall be the number of shares of our Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of the Registered Warrants shall be proportionately adjusted such that the aggregate exercise price of the Registered Warrants shall remain unchanged. Any such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

If the Company shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock other than in cash, whether in other securities of the Company (including rights), evidences of indebtedness of the Company or any other person or any other property (including securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding dividends or distributions subject to adjustment pursuant to the prior paragraph, then in each such case, the number of Warrant Shares issuable upon exercise of the Registered Warrants in full shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the last reported sale price on such record date and the denominator of which is the last reported sale price on such record date less the fair market value of such security or other property (as determined by the Board in good faith (provided, that if such security or property has a value of $50 million or more, the Board’s determination shall be based on the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose)) to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall be effective as of the record date for such dividend or distribution. In the event of such adjustment, the exercise price of the Registered Warrants shall immediately be decreased by multiplying such exercise price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of the Registered Warrants in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares issuable upon exercise of the Registered Warrants determined in accordance with the immediately preceding sentence. If the Company shall fix a record date for the making of a cash dividend or cash distribution on shares of Common Stock, the exercise price of the Registered Warrants in effect prior thereto shall be reduced immediately thereafter by an amount equal to the per share amount of such cash dividend or cash distribution.

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In the case of any merger or consolidation of us with or into another corporation, or in the case of any sale, lease, license, assignment, transfer, conveyance or other disposition to another corporation or entity of all or substantially all of our assets in one or a series of related transactions, or in the case of any purchase offer, tender offer or exchange offer (whether by us or another corporation or entity) is completed pursuant to which holders of our outstanding equity securities having voting power, including the power to vote on the election of directors, are permitted to sell, tender or exchange their securities for other securities, cash or property and has been accepted by the holders of the outstanding securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of our issued and outstanding equity securities, or in the case of any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or in the case of the consummation of any stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another entity or group of entities whereby such other entity or group acquires securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of our issued and outstanding equity securities, then, upon any subsequent exercise of the Registered Warrants, the holders thereof shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such event described above, at the holder’s option, the number of shares of common stock of the successor or acquiring corporation or of the Company, if we are the surviving corporation, and any additional consideration receivable as a result of such event by a holder of the number of shares of Common Stock for which the Registered Warrants are exercisable immediately prior to such event.

For purposes of any such exercise described immediately above, the determination of the exercise price shall be appropriately adjusted to apply to such additional consideration based on the amount of additional consideration issuable in respect of one share of Common Stock in such event, and we shall apportion the exercise price among the additional consideration in a reasonable manner reflecting the relative value of any different components of the additional consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in an event described above, then the holder shall be given the same choice as to the additional consideration it receives upon any exercise of its Registered Warrants following such event. We or any applicable successor entity shall deliver to the holder in exchange for its Registered Warrants a security of such successor entity evidenced by a written instrument substantially similar in form and substance to the Registered Warrants, which is exercisable for a corresponding number of shares of capital stock of such successor entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of the Registered Warrants prior to such event, and with an exercise price which applies the exercise price under the Registered Warrants to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such event and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Registered Warrants immediately prior to the consummation of such event).

Registered Warrants may be exercised only for a whole number of Warrant Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock will be issued upon exercise of the Registered Warrants. If, upon exercise of the Registered Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the last reported sale price on the last trading day ending prior to the date of delivery of the notice of exercise, or round up to the next whole share of Common Stock.

We have agreed that any dispute based on or arising out of, under or in connection with the Registered Warrants or any course of conduct, course of dealing, statements or actions or omissions of any party relating to the Registered Warrants will be brought in the Delaware Court of Chancery (or, in the case of claims to which the federal courts have jurisdiction, the United States District Court for the District of Delaware). We irrevocably submit to such jurisdiction and waive any objection we may have concerning the venue or convenience of such forum.

Anti-Takeover Effects of our Charter and Bylaws

Our charter, our bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of our Common Stock held by stockholders.

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These provisions include:

Special Meetings of Stockholders

Our charter and bylaws provide that, subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, special meetings of our stockholders may be called only by the chairman of our Board, our chief executive officer, or our Board pursuant to a resolution adopted by a majority of the Board. Our bylaws also prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholders’ proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and on the record date for the meeting, who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Additionally, our bylaws provide that if the stockholder does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by us. Although our bylaws will not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies

Our charter and bylaws provide that, subject to the rights of any holders of any class or series of capital stock then outstanding, any or all of the directors may be removed from office, with or without cause, by the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, our bylaws provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, by a sole remaining director (and not by stockholders).

Supermajority Approval Requirements

Our charter and bylaws provide that our Board is expressly authorized to adopt, amend, alter or repeal our bylaws without any action on the part of the stockholders, subject to limited exceptions. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the bylaws. The bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote on the election of directors, in addition to any vote of the holders of any class or series of capital stock required by law (or any preferred stock designation).

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our charter provides that, in addition to any vote of the holders of any class or series of our stock required by law or by the charter, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend Article V (Board of Directors), Article VI (Bylaws), Article VII (Special Meeting of Stockholders; Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Amendment of the Amended and Restated Certificate of Incorporation) or Article X (Exclusive Forum from Certain Lawsuits; Consent to Jurisdiction) of the charter; provided that if two-thirds (2/3) of the Board has approved such amendment or repeal or adoption, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors shall be required to amend or repeal, or adopt any provision inconsistent with, the Articles listed in this sentence.

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Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, to facilitate acquisitions and for employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Business Combinations

We are and will continue to be subject to the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and certain employee stock plan; or (3) at or after the time the stockholder became and interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholders bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ stock thereafter devolved by operation of law.

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Exclusive Forum

Our charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against us or any director, officers or employees arising pursuant to any provision of the DGCL, our charter, or our bylaws or (4) any action asserting a claim against us, our directors, officers or employees that is governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (1) though (4) above, any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL and our charter and we have entered into indemnification agreements with each of our officers and directors, which require us to indemnify our directors and officers for expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions included in our charter and bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and warrants is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Our Common Stock and our warrants are listed on Nasdaq under the trading symbols “NN” and “NNAVW,” respectively.

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PLAN OF DISTRIBUTION

We are registering the Registered Securities covered by this prospectus on behalf of the Selling Securityholders. All costs, expenses and fees connected with the registration of the Registered Securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the Registered Securities will be borne by the Selling Securityholders.

The Selling Securityholders may offer and sell the Registered Securities covered by this prospectus from time to time in one or more transactions. The term “Selling Securityholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire Registered Securities through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Securityholders. Each Selling Securityholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

  through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;
  in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
  directly to a limited number of purchasers or to a single purchaser;
  through agents;
  by delayed delivery contracts or by remarketing firms;
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
  exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
  block trades in which the broker-dealer attempts to sell the Registered Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
  a combination of any such method of sale; or
  any other method permitted pursuant to applicable law.
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In connection with distributions of the Registered Securities or otherwise, the Selling Securityholders may:

  sell the Registered Securities:
  in negotiated transactions;
  in one or more transactions at a fixed price or prices, which may be changed from time to time;
  at market prices prevailing at the times of sale;
  at prices related to such prevailing market prices; or
  at negotiated prices;
  sell the Registered Securities:
  on a national securities exchange;
  in the over-the-counter market; or
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
  sell the Registered Securities short and/or deliver the Registered Securities to close out short positions;
  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Registered Securities covered by this prospectus, which they may in turn resell; and
  pledge Registered Securities to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The Selling Securityholders may also resell all or a portion of the Registered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

If underwriters are used in the sale of any Registered Securities, such Registered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Registered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

If a dealer is used in an offering of Registered Securities, the dealer may purchase the securities, as principal. The dealer may then resell the Registered Securities to the public at varying prices to be determined by the dealer at the time of sale.

Registered Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters who participate in the distribution of Registered Securities may be granted an option to purchase additional Registered Securities in connection with the distribution.

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Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with sales of Registered Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Registered Securities in the course of hedging in positions they assume. The Selling Securityholders may also sell Registered Securities short and the Selling Securityholders may deliver Registered Securities covered by this prospectus to close out short positions and to return borrowed Registered Securities in connection with such short sales. The Selling Securityholders may also loan or pledge Registered Securities to broker-dealers that in turn may sell such Registered Securities, to the extent permitted by applicable law. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Securities offered by this prospectus, which Registered Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Registered Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registered Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders may also transfer and donate Registered Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short- covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of Registered Securities may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Securityholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders and/or from the purchasers of Registered Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Securityholders and any broker-dealer or agent regarding the sale of any Registered Securities by the Selling Securityholders.

The Selling Securityholders, any broker-dealers or agents and any participating broker- dealers that act in connection with the sale of the Registered Securities covered by this prospectus may be “underwriters” under the Securities Act with respect to those Registered Securities and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Securityholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Registered Securities acquired as principal, may constitute underwriting discounts and commissions. If the Selling Securityholders are deemed to be underwriters, the Selling Securityholders may be subject to certain liabilities under statutes including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Securityholders to sell the Registered Securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the Registered Securities for sale in those states unless an exemption from registration and qualification is available and the Selling Securityholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Registered Securities in the market and to the activities of the Selling Securityholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Registered Securities to engage in market-making activities with respect to the Registered Securities. All of the foregoing may affect the marketability of the Registered Securities and the ability of any person to engage in market-making activities with respect to the Registered Securities.

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If any Selling Securityholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of Registered Securities through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

  the number of Registered Securities involved in the arrangement;
  the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Registered Securities, as required;
  the proposed selling price to the public;
  any discount, commission or other underwriting compensation;
  the place and time of delivery for the Registered Securities being sold;
  any discount, commission or concession allowed, reallowed or paid to any dealers; and
  any other material terms of the distribution of Registered Securities.

In addition, if the Selling Securityholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Securityholder intends to sell more than 500 securities, we will file a supplement to this prospectus, if required.

LEGAL MATTERS

The validity of the Registered Securities being offered by this prospectus will be passed upon for us by K&L Gates LLP, New York, New York.

EXPERTS

The consolidated financial statements of NextNav Inc. appearing in NextNav Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act, and file periodic and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public at no cost on, or accessible through, our website under the heading “Investors” at www.nextnav.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into and are not part of this prospectus or the registration statement of which this prospectus is a part.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

NextNav Inc.

Attn: Investor Relations

11911 Freedom Drive, Ste. 200

Reston, VA 20190

Telephone: (800) 775-0982

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;
  our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on March 13, 2025,  March 28, 2025 and April 16, 2025; and
  the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 28, 2021, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 23, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: NextNav Inc., Investor Relations, at 11911 Freedom Drive, Ste. 200, Reston, VA 20190 or (800) 775¬0982. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.nextnav.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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Up to 22,927,380 Shares of Common Stock

Up to 7,800,000 Warrants to purchase 7,800,000 shares of Common Stock

PROSPECTUS

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be borne by the registrant in connection with the issuance and distribution of the Registered Securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$39,840.57
Accounting fees and expenses	15,000.00
Legal fees and expenses	40,000.00
Financial printing and miscellaneous expenses	2,000.00
Total	$96,840.57

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify our directors and officers for expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of NextNav Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by NextNav Inc. on November 2, 2021).
3.2*	Bylaws of NextNav Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by NextNav Inc. on August 25, 2021).
4.2*	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
4.3*	Form of Warrant to Purchase Common Stock of NextNav Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by NextNav Inc. on March 13, 2025).
5.1	Opinion of K&L Gates LLP.
10.1*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by NextNav Inc. on March 13, 2025).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

* Filed previously.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section10(a)(3) of the Securities Act of1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on April 25, 2025.

NEXTNAV INC.

By:	/s/ Mariam Sorond
Name:	Mariam Sorond
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Mariam Sorond and Christian Gates, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Mariam Sorond	President, Chief Executive Officer and Chair of the Board of Directors	April 25, 2025
Mariam Sorond	(Principal Executive Officer)
/s/ Christian D. Gates	Executive Vice President and Chief Financial Officer	April 25, 2025
Christian D. Gates	(Principal Financial Officer)
/s/ Sammaad R. Shams	Chief Accounting Officer	April 25, 2025
Sammaad R. Shams	(Principal Accounting Officer)
/s/ Bandel L. Carano	Director	April 25, 2025
Bandel L. Carano
/s/ Alan B. Howe	Director	April 25, 2025
Alan B. Howe
/s/ Jonathan A. Marcus	Director	April 25, 2025
Jonathan A. Marcus
/s/ John B. Muleta	Director	April 25, 2025
John B. Muleta
/s/ Nicola Palmer	Director	April 25, 2025
Nicola Palmer
/s/ Neil S. Subin	Director	April 25, 2025
Neil S. Subin

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